UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

RESIDENTIAL ASSET SECURITIES CORPORATION,

on behalf of the RASC Series 2005-EMX2 Trust

(Exact name of registrant as specified in its charter)

Delaware	333-122688	51-0362653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8400 Normandale Lake Boulevard, Suite 250 Minneapolis, Minnesota	55437
(Address of principal executive office)	(Zip Code)
(952) 857-7000
(Registrant's telephone number, including area code )

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Filing of Computational Materials

In connection with the proposed offering of the Residential Asset Securities Corporation Home Equity Mortgage Asset-Backed Pass-Through Certificates (the "Certificates"), Series 2005-EMX2, Residential Securities Funding Corporation ("RSFC") , as representative of the several underwriters (together with RSFC, the "Underwriters"), have each prepared certain materials (the "Computational Materials") for distribution to potential investors. Although Residential Asset Securities Corporation (the "Company") provided the Underwriters with certain information regarding the characteristics of the mortgage loans (the "Mortgage Loans") in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, "Computational Materials" shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials listed as Exhibits 99.1 through Exhibit 99.2 hereto attached.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits:

99.1 Computational Materials - RFSC
      Computational Materials - RFSC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL ASSET SECURITIES CORPORATION

By: Pieter VanZyl

Name: Pieter VanZyl

Title: Vice President

Dated: February 25, 2005

EXHIBIT INDEX

Exhibit No. Description of Exhibit

99.1 Computational Materials - RFSC

99.2 Computational Materials - RFSC